Exhibit 99.1

         HERITAGE BANKSHARES, INC. ANNOUNCES 65% INCREASE IN EARNINGS
                            FOR THE FOURTH QUARTER

    NORFOLK, Va., Jan. 31 /PRNewswire-FirstCall/ -- Heritage Bankshares, Inc. (OTC Bulletin Board: HBKS) today reported that net income for the fourth quarter totaled $776 thousand, or $0.44 per share (dilutive), up from $472 thousand, or $0.28 per share last year.

    For the quarter, interest income increased 16.35 percent from $1.87 million to $2.17 million from the fourth quarter last year. Interest expense increased 6.58 percent, from $539 thousand to $575 thousand. Net interest income for the quarter totaled $1.60 million, up from the $1.33 million reported for the same period last year. Non-interest income for the quarter was $626 thousand compared to $279 thousand reported last year. This increase is due to the receipt of $368 thousand in insurance proceeds related to the Company's deferred compensation program. The receipt of these proceeds had a positive impact on the Company's tax expense for the quarter. Non-interest expense increased 44.66 percent to $625 thousand compared to the same period last year. This increase was due primarily to the recognition of $326 thousand in benefits payable under the same deferred compensation program.

    Assets at year end reached a record $154.04 million, representing a 6.25 percent increase over the $144.97 million reported last year. Net loans, the largest component of assets, grew to $123.76 million, an increase of 23% compared to a year ago when net loans totaled $100.35 million. Due to strong loan growth, the Company made a $60 thousand increase to its provision for loan loss in the fourth quarter resulting in a total increase of $100 thousand for the year. Deposits grew to $133.13 million, a 6.72 percent increase over last year's $124.75 million. Equity capital of $15.78 million comprised 10.25 percent of total assets.

    For the year, net interest income was up 17.33 percent over last year's results, reaching $5.92 million compared to $5.05 million in 2003. Non-interest income totaled $1.31 million compared with $1.34 million last year. Net income for the year totaled $2.40 million or $1.37 per share (dilutive), up from $1.74 million, or $1.03 per share, a year ago. The annual earnings were favorably impacted by a lower than normal tax rate resulting from the exercise of non-qualified stock options and to a lesser extent, the receipt of the life insurance proceeds referenced above.

    Heritage Bankshares, Inc. is the parent company of Heritage Bank & Trust (http://www.heritagenorfolk.com). The Bank has four full-service branches in the city of Norfolk and one branch in the city of Chesapeake. The Bank offers 24 hour banking at all of the Norfolk locations. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Heritage Bankshares, Inc.
Consolidated Statement of Financial Condition

                                                December 31,     December 31,
                                                    2004             2003
                                               --------------   --------------
ASSETS
Cash and due from banks                        $    6,759,478   $    8,929,926
Investments                                        16,922,265       30,865,126
Loans, net of unearned income                     123,757,168      100,352,375
Loans held for sale                                 1,515,700          171,475
Accrued interest receivable                           578,625          571,655
Premises and equipment                              2,559,201        2,289,328
Other assets                                        1,943,546        1,789,389
                                                  154,035,983      144,969,274
LIABILITIES
Non-interest bearing deposits                      26,075,405       29,525,495
Interest bearing deposits                         107,052,436       95,221,901
                                                  133,127,841      124,747,396

Securities sold under agreements to
 repurchase                                         2,030,021        5,959,341
Short-term borrowings                               1,774,289           57,477
Accrued interest payable                              231,905          201,942
Other liabilities                                   1,089,486          694,008
                                                  138,253,542      131,660,164

STOCKHOLDERS' EQUITY
Common stock, $5.00 par value-
 authorized 3,000,000 shares,
 issued and outstanding 2004-
 1,707,182 shares; 2003-1,583,800                   8,535,910        7,919,000
Additional paid-in capital                             18,197         (260,005)
Retained earnings                                   7,254,268        5,514,844
Unrealized gains on investment
 securities                                           (25,934)         135,271
                                                   15,782,441       13,309,110

                                               $  154,035,983   $  144,969,274

Heritage Bankshares, Inc.
Consolidated Statement of Operations

                                    Three months ended              Twelve months ended
                                       December 31,                    December 31,
                              -----------------------------   -----------------------------
                                  2004            2003             2004            2003
                              -------------   -------------   -------------   -------------
  Interest and fees on
   loans                      $   2,034,908   $   1,672,168   $   7,441,632   $   6,460,321
  Interest on investment
   securities                       131,890         171,835         586,677         692,134
  Interest on federal
   funds sold                         6,955          24,209          50,570         114,309
        Total interest
         income                   2,173,753       1,868,212       8,078,879       7,266,764

Interest expense:
  Interest on deposits              563,531         530,239       2,119,106       2,178,402
  Interest on short-term
   borrowings                        11,416           9,220          35,898          39,444
        Total interest
         expense                    574,947         539,459       2,155,004       2,217,846

        Net interest
         income                   1,598,806       1,328,753       5,923,875       5,048,918

Provision for loan losses            60,000               -         100,000          40,000

Net interest income after
 provision for loan losses        1,538,806       1,328,753       5,823,875       5,008,918

Noninterest income:
  Services charges                   73,657          75,796         300,477         302,688
  Other income                      492,094         104,886         778,440         457,393
  Mortgage banking income            60,168          98,398         234,077         583,807
                                    625,919         279,080       1,312,994       1,343,888

Noninterest expense:
  Salaries and employee
   benefits                         596,249         514,673       2,149,055       2,102,315
  All other                         596,047         244,061       1,363,640         918,268
  Automated services                118,032         108,481         438,856         376,690
  Depreciation                       35,165          37,221         143,752         148,923
  Occupancy                          48,065          44,982         189,335         184,322
  Taxes and licenses                 31,918          35,978         150,468         144,543
                                  1,425,476         985,396       4,435,106       3,875,061

Income before income taxes          739,249         622,437       2,701,763       2,477,745

Income tax expense                  (37,072)        150,539         300,858         740,079

Net income                    $     776,321   $     471,898   $   2,400,905   $   1,737,666

Earnings per common share
 - basic                      $        0.45   $        0.30   $        1.42   $        1.10

Earnings per common share
 - assuming dilution          $        0.44   $        0.28   $        1.37   $        1.03

SOURCE  Heritage Bankshares, Inc.
    -0-                             01/31/2005
    /CONTACT: Donald F. Price, President of Heritage Bankshares, Inc., +1-757-480-7984/
    /Web site:  http://www.heritagenorfolk.com /